Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

VIAMET PHARMACEUTICALS CORP.

ARTICLE I

The name of the corporation shall be “Viamet Pharmaceuticals Corp.” (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation shall have the authority to issue 250,000,000 shares of capital stock, $0.001 par value per share, of which 153,335,154 shares shall be designated Common Stock (the “Common Stock”) and 96,664,846 shares shall be designated Preferred Stock (the “Preferred Stock”). Of the authorized shares of Preferred Stock, 299,984 shares shall be designated Series 1 Preferred Stock (the “Series 1 Preferred Stock”), 550,000 shares shall be designated Series 2 Preferred Stock (the “Series 2 Preferred Stock”), 6,250,000 shares shall be designated Series A Preferred Stock (the “Series A Preferred Stock”), 21,739,128 shares shall be designated Series B Preferred Stock (the “Series B Preferred Stock”), 14,854,347 shares shall be designated Series C1 Preferred Stock (the “Series C1 Preferred Stock”), 8,695,652 shares shall be designated Series C2 Preferred Stock (the “Series C2 Preferred Stock”) and 44,275,735 shares shall be designated Series D Preferred Stock (the “Series D Preferred Stock”). The Preferred Stock shall have the rights, preferences, privileges and restrictions set forth below in Article V, and the Common Stock shall have the rights, preferences, privileges and restrictions set forth below in Article VI.

ARTICLE V

The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock are as follows.

A. Dividends.

1. Dividend Accruals and Payments.

(a) The holder of each share of the Preferred Stock shall be entitled to annual cumulative cash dividends at the annual rate of 8% of the Series 1 Original Price, the Series 2 Original Price, the Series A Original Price, the Series B Original Price, the Series C1 Original Price, the Series C2 Original Price or the Series D Original Price, as applicable (each as defined in Section B below and subject to adjustment in the event of any combination, consolidation, recapitalization, stock split, stock dividend or the like collectively, “Recapitalizations”, with respect to such shares), when, as and if declared by the Board of Directors, consistent with Delaware law, out of funds of the Corporation legally available for that purpose on each outstanding share of Preferred Stock, prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of the Corporation’s capital stock. Notwithstanding the foregoing, upon the failure of the Corporation to redeem any shares of Preferred Stock when required pursuant to Section C below, the annual dividend rate on such Preferred Stock shall thereafter be increased to 12%. All such dividends shall be calculated based on a 365-day year, shall be cumulative and shall accrue, whether or not declared, annually on each share of Preferred Stock. Such dividends shall be due and payable with respect to a share of Preferred Stock (i) when, as and if declared by the Board of Directors of the Corporation, (ii) upon a Liquidating Event (as defined below), (iii) upon redemption of such share of Preferred Stock pursuant to Section C below, or (iv) the date on which such share of Preferred Stock is otherwise acquired by the Corporation. Such dividends shall be paid in immediately available funds. Upon any conversion of any share of Preferred Stock under Section E or G hereof, all accumulated but unpaid dividends on such share of Preferred Stock, since the date of issue and up to and including the date of conversion thereof, shall be forgiven. The Board of Directors of the Corporation may fix in advance a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of any dividend thereon, which record date shall be no more than thirty (30) calendar days and no less than ten (10) calendar days prior to the date fixed for the payment thereof.

(b) No cash dividend or other distribution (other than a stock dividend giving rise to an adjustment under Section F hereof and made in accordance with the provisions of this Certificate of Incorporation) shall be paid, or declared and set apart for payment, on any share of Common Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C1 Preferred Stock or Series C2 Preferred Stock unless (i) all accrued but unpaid dividends on all shares of Series D Preferred Stock pursuant to Section A.1(a) as of the date of such dividend or other distribution have been paid in full, and (ii) a pro rata cash dividend or other distribution is paid, or declared and set apart for payment with respect to all outstanding shares of Series D Preferred Stock determined on an as-converted basis.

(c) Subject to Section A.1(b) above, no cash dividend or other distribution (other than a stock dividend giving rise to an adjustment under Section F hereof and made in accordance with the provisions of this Certificate of Incorporation) shall be paid, or declared and set apart for payment, on any share of Common Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series A Preferred Stock or Series B Preferred Stock unless (i) all accrued but unpaid dividends on all shares of Series C1 Preferred Stock and Series C2 Preferred Stock pursuant to Section A.1(a) as of the date of such dividend or other distribution have been paid in full, and (ii) a pro rata cash dividend or other distribution is paid, or declared and set apart for payment with respect to all outstanding shares of Series C1 Preferred Stock and Series C2 Preferred Stock determined on an as-converted basis.

(d) Subject to Section A.1(b) and A.1(c) above, no cash dividend or other distribution (other than a stock dividend giving rise to an adjustment under Section F hereof and made in accordance with the provisions of this Certificate of Incorporation) shall be paid, or declared and set apart for payment, on any share of Common Stock, Series 1 Preferred Stock, Series 2 Preferred Stock or Series A Preferred Stock unless (i) all accrued but unpaid dividends on all shares of Series B Preferred Stock pursuant to Section A.1(a) as of the date of such dividend or other distribution have been paid in full, and (ii) a pro rata cash dividend or other distribution is paid, or declared and set apart for payment with respect to all outstanding shares of Series B Preferred Stock, determined on an as-converted basis.

(e) Subject to Sections A.1(b), A.1(c) and A.1(d) above, no cash dividend or other distribution (other than a stock dividend giving rise to an adjustment under Section F hereof and made in accordance with the provisions of this Certificate of Incorporation) shall be paid, or declared and set apart for payment, on any share of Common Stock, Series 1 Preferred Stock or Series 2 Preferred Stock unless (i) all accrued but unpaid dividends on all shares of Series A Preferred Stock pursuant to Section A.1(a) as of the date of such dividend or other distribution have been paid in full, and (ii) a pro rata cash dividend or other distribution is paid, or declared and set apart for payment with respect to all outstanding shares of Series A Preferred Stock, determined on an as-converted basis.

(f) Subject to Sections A.1(b), A.1(c), A.1(d) and A.1(e) above, no cash dividend or other distribution (other than a stock dividend giving rise to an adjustment under Section F hereof and made in accordance with the provisions of this Certificate of Incorporation) shall be paid, or declared and set apart for payment, on any share of Common Stock, unless (i) all accrued but unpaid dividends on all shares of Series 1 Preferred Stock and Series 2 Preferred Stock pursuant Section A.1(a) as of the date of such dividend or other distribution have been paid in full, and (ii) a pro rata cash dividend or other distribution is paid, or declared and set apart for payment with respect to all outstanding shares of Series 1 Preferred Stock and Series 2 Preferred Stock, determined on an as-converted basis.

B. Preference on Liquidation.

1. Series D Preference Amount. Upon the occurrence of any Liquidating Event (as defined below), each holder of Series D Preferred Stock then outstanding shall be paid, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation’s Series 1 Preferred Stock, Series 2 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock, Common Stock or any other class or series of capital stock then outstanding, an amount equal to $1.78 per share of Series D Preferred Stock, subject to appropriate adjustment in the event of any Recapitalization affecting such shares (the “Series D

Original Price”), plus all accrued or declared dividends that are then unpaid for each share of Series D Preferred Stock then held by such holder (such sum, the “Series D Preference Amount”).

If, upon the occurrence of a Liquidating Event, the assets and funds distributed among the holders of Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series D Preference Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the aggregate Series D Preference Amount each such holder is entitled to receive.

2. Series C1 and C2 Preference Amounts. Upon the occurrence of any Liquidating Event, after payment of the full Series D Preference Amount, each holder of Series C1 Preferred Stock and Series C2 Preferred Stock then outstanding shall be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation’s Series 1 Preferred Stock, Series 2 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Common Stock or any other class or series of capital stock then outstanding:

(a) an amount equal to $0.55 per share of Series C1 Preferred Stock, subject to appropriate adjustment in the event of any Recapitalization affecting such shares (the “Series C1 Original Price”), plus all accrued or declared dividends that are then unpaid for each share of Series C1 Preferred Stock then held by such holder (such sum, the “Series C1 Preference Amount”); and

(b) an amount equal to $0.69 per share of Series C2 Preferred Stock, subject to appropriate adjustment in the event of any Recapitalization affecting such shares (the “Series C2 Original Price”), plus all accrued or declared dividends that are then unpaid for each share of Series C2 Preferred Stock then held by such holder (such sum, the “Series C2 Preference Amount”).

If, upon the occurrence of a Liquidating Event, after payment of the full Series D Preference Amount, the assets and funds distributed among the holders of Series C1 Preferred Stock and Series C2 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series C1 Preference Amount and Series C2 Preference Amount then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C1 Preferred Stock and Series C2 Preferred Stock in proportion to the aggregate Series C1 Preference Amount and Series C2 Preference Amount each such holder is entitled to receive.

3. Series B Preference Amount. Upon the occurrence of any Liquidating Event, after payment of the full Series D Preference Amount, Series C1 Preference Amount and Series C2 Preference Amount, each holder of Series B Preferred Stock then outstanding shall be paid, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation’s Series 1 Preferred Stock, Series 2 Preferred Stock, Series A Preferred Stock, Common Stock or any other class or series of capital stock then outstanding, an amount equal to $0.55 per share of Series B Preferred Stock, subject to appropriate adjustment in the event of any Recapitalization affecting such shares (the “Series B Original Price”), plus all accrued or declared dividends that are then unpaid for each share of Series B Preferred Stock then held by such holder (such sum, the “Series B Preference Amount”).

If, upon the occurrence of a Liquidating Event, after payment of the full Series D Preference Amount, Series C1 Preference Amount and Series C2 Preference Amount, the assets and funds distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series B Preference Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the aggregate Series B Preference Amount each such holder is entitled to receive.

4. Series 1 Preference Amount, Series 2 Preference Amount and Series A Preference Amount. Upon the occurrence of any Liquidating Event, after payment of the full Series D Preference Amount, Series C1 Preference Amount, Series C2 Preference Amount and Series B Preference Amount, each holder of Series 1 Preferred Stock, Series 2 Preferred Stock and Series A Preferred Stock (collectively, the “Junior Preferred Stock”) then outstanding shall be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation’s Common Stock or any other class or series of capital stock then outstanding:

(a) an amount equal to $0.32 per share of Series 1 Preferred Stock, subject to appropriate adjustment in the event of any Recapitalization affecting such shares (the “Series 1 Original Price”), plus all accrued or declared dividends that are then unpaid for each share of Series 1 Preferred Stock then held by such holder (such sum, the “Series 1 Preference Amount”);

(b) an amount equal to $0.48 per share of Series 2 Preferred Stock, subject to appropriate adjustment in the event of any Recapitalization affecting such shares (the “Series 2 Original Price”), plus all accrued or declared dividends that are then unpaid for each share of Series 2 Preferred Stock then held by such holder (such sum, the “Series 2 Preference Amount”); and

(c) an amount equal to $0.48 per share of Series A Preferred Stock, subject to appropriate adjustment in the event of any Recapitalization affecting such shares (the “Series A Original Price”), plus all accrued or declared dividends that are then unpaid for each share of Series A Preferred Stock then held by such holder (such sum, the “Series A Preference Amount” and together with the Series B Preference Amount, Series 1 Preference Amount and Series 2 Preference Amount, each a “Preference Amount”).

If, upon the occurrence of a Liquidating Event, after payment of the full Series D Preference Amount, Series C1 Preference Amount, Series C2 Preference Amount and Series B Preference Amount, the assets and funds distributed among the holders of the Junior Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series 1

Preference Amount, Series 2 Preference Amount or Series A Preference Amount, as applicable, then the entire assets and funds of the Corporation legally available for distribution after payment of the full Series B Preference Amount shall be distributed ratably among the holders of the Junior Preferred Stock in proportion to the aggregate Series 1 Preference Amount, Series 2 Preference Amount and Series A Preference Amount each such holder is entitled to receive.

5. Remaining Assets. Upon the occurrence of any Liquidating Event, after payment has been made to the holders of the Preferred Stock of the full Preference Amounts to which they shall be entitled as aforesaid, any remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Corporation’s Common Stock.

6. Notice. Written notice of any such Liquidating Event stating a payment date, the place where such payment shall be made, the amount of each payment in liquidation and the amount of dividends to be paid shall be given by first class mail, postage prepaid, not less than ten (10) days prior to the payment date stated therein, to each holder of record of the Preferred Stock at such holder’s address as shown in the records of the Corporation, provided that any holder of Preferred Stock may convert its shares of Preferred Stock to Common Stock pursuant to Section E during such period at any time prior to the payment date stated in such notice.

7. Liquidating Event. A “Liquidating Event” shall mean (a) any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or (b) any transaction or series of transactions resulting in any of the following: (i) a sale, lease, exclusive license, transfer, exchange or other disposition of all or substantially all the assets of the Corporation (including its subsidiaries) or of its subsidiaries (as a group), (ii) a merger, consolidation, sale or reorganization as a result of which stockholders of the Corporation immediately prior to such merger, consolidation, sale or reorganization either (A) possess less than 50% of the voting power of the acquiring, surviving or successor entity immediately following such merger, consolidation, sale or reorganization or (B) do not possess the voting power of the acquiring, surviving or successor entity immediately following such merger, consolidation, sale or reorganization in substantially the same proportions in relation to each other as such stockholders possessed immediately prior thereto, or (iii) the transfer by one or more stockholders of the Corporation of securities of the Corporation representing 50% or more of the combined voting power of the then-outstanding securities of the Corporation; provided, however, if the holders of a majority of the then-outstanding shares of Preferred Stock voting or consenting as a single class on an as converted basis (the “Requisite Preferred Stockholders”), so elect by giving written notice to the Corporation before the effective date of a merger, consolidation, sale or reorganization that would otherwise be a Liquidating Event as defined herein, such merger or consolidation shall not be deemed a Liquidating Event and the provisions of Subsection E.7 shall apply. Upon the occurrence of any Liquidating Event that would involve the distribution of assets other than cash with respect to the outstanding shares of Preferred Stock, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution as determined in good faith by the Board of Directors, and any securities to be distributed in such event shall be valued as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection (ii) hereof:

(A) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

(B) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) business days prior to the closing; and

(C) if there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board of Directors of the Corporation in good faith.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an Affiliate or former Affiliate) shall be to make an appropriate discount from the market value determined as provided in clauses (A), (B) or (C) of subsection (i) hereof, to reflect the adjusted fair market value thereof, as reasonably determined by the Board of Directors in good faith.

“Affiliate” shall mean, with respect to any specified person, any other person that directly or indirectly controls, is under common control with, or is controlled by, such specified person and shall include without limitation any current or former limited partner, general partner, managing member, manager, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management with, such person. As used in this definition, “control”, including, its correlative meanings, “controlled by” and “under common control with”, shall mean possession of power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise).

8. Effecting a Liquidating Event.

(a) The Corporation shall not have the power to effect a Liquidating Event that is a merger or consolidation in which the Corporation is a constituent party unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections B.1, B.2, B.3, B.4 and B.5 hereof.

(b) In the event of a Liquidating Event that is a merger or consolidation in which a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation or a Liquidating Event that is referred to in Subsection B.7(b)(i) or (iii), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Liquidating Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Liquidating Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Requisite Preferred Stockholders so request in a written instrument delivered to the Corporation not later than 120 days after such Liquidating Event, the Corporation shall use the consideration received by the Corporation for such Liquidating Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Liquidating Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the respective Preference Amounts for each series of Preferred Stock. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall (1) redeem a pro rata portion of each holder’s outstanding shares of Series D Preferred Stock, based on the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor, (2) after all of the outstanding shares of Series D Preferred Stock have been redeemed pursuant to clause (1), redeem a pro rata portion of each holder’s outstanding shares of Series C1 Preferred Stock and Series C2 Preferred Stock based on the respective amounts which would otherwise be payable in respect of the shares of Series C1 Preferred Stock and Series C2 Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor, (3) after all of the outstanding shares of Series C1 Preferred Stock and Series C2 Preferred Stock have been redeemed pursuant to clause (2), redeem a pro rata portion of each holder’s outstanding shares of Series B Preferred Stock, based on the respective amounts which would otherwise be payable in respect of the shares of Series B Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor, (4) after all of the outstanding shares of Series B Preferred Stock have been redeemed pursuant to clause (3), redeem a pro rata portion of each holder’s outstanding shares of Junior Preferred Stock based on the respective amounts which would otherwise be payable in respect of the shares of Junior Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsection C regarding the mechanics of effecting a redemption shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection B.8. Prior to the distribution or redemption provided for in this Subsection B.8, the Corporation shall not expend or dissipate the consideration received for such Liquidating Event, except to discharge expenses incurred in connection with such Liquidating Event or in the ordinary course of business.

C. Redemption of Series D Preferred Stock.

1. At any time on or after October 15, 2021, to the extent all shares of Series D Preferred Stock have not been previously redeemed or converted, the holders of a majority of the shares of Series D Preferred Stock then outstanding (the “Electing Series D Holders”), voting together as a separate class on as as-converted basis, may require the Corporation to redeem, subject to the provisions of this Section C, all of the then outstanding shares of Series D Preferred Stock in three (3) equal installments (each date on which such redemption occurs, a “Series D Redemption Date”); provided that the Corporation shall receive written notice (the “Series D Redemption Notice”) from the Electing Series D Holders requesting such redemption in accordance with this Section C and shall promptly provide a copy of the same to all other holders of Series D Preferred Stock. Promptly following receipt by the Corporation of the Series D Redemption Notice, the Electing Series D Holders and the Corporation shall set the initial Series D Redemption Date, such initial Series D Redemption Date to occur within thirty (30) days following receipt by the Corporation of the Series D Redemption Notice. The second Series D Redemption Date shall be ninety (90) days after the initial Series D Redemption Date and the third Series D Redemption Date shall be one hundred eighty (180) days after the initial Series D Redemption Date. The Corporation shall redeem such shares of Series D Preferred Stock at a redemption price equal to the Series D Preference Amount as of the applicable Series D Redemption Date (the “Series D Redemption Price”), from any source of funds legally available therefor, until all shares of Series D Preferred Stock for which redemption has been so requested have been redeemed or converted. If no funds or insufficient funds are legally available at the time of any Series D Redemption Date to redeem all of the shares of Series D Preferred Stock then due to be redeemed, then the Corporation shall redeem shares of Series D Preferred Stock from holders thereof pro rata based upon the aggregate Series D Redemption Price of the shares to be redeemed, and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. Shares of Series D Preferred Stock that are subject to redemption but that have not been redeemed and the Series D Redemption Price paid or set aside with respect thereto due to insufficient legally available funds shall continue to be entitled to the dividend, conversion and other rights, preferences, privileges and restrictions of such Series D Preferred Stock until such shares have been redeemed and the Series D Redemption Price has been paid or set aside thereto. The Corporation shall not redeem, purchase or acquire for value any shares of Series C1 Preferred Stock, Series C2 Preferred Stock, Series B Preferred Stock or Junior Preferred Stock unless it first redeems all outstanding shares of Series D Preferred Stock.

2. At least twenty (20) calendar days prior to each Series D Redemption Date, written notice (the “Company Series D Redemption Notice”) shall be mailed, postage prepaid, by the Corporation to each holder of Series D Preferred Stock to be redeemed on such Series D Redemption Date at its post office address last shown on the records of the Corporation, specifying the Series D Redemption Date, the Series D Redemption Price, the place at which payment may be obtained and the date on which such holder’s conversion rights as to such shares terminate, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock to be redeemed on the next Series D Redemption Date. On a Series D Redemption Date, the Series D Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after a Series D Redemption Date, unless there shall have been a default in payment of the Series D Redemption Price, all dividends on the Series D Preferred Stock redeemed on such Series D Redemption Date shall cease to accrue, all rights of the holders of such shares as holders of the Series D Preferred Stock of the Corporation (except the right to receive the Series D Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Each holder of shares of Series D Preferred Stock to be redeemed on such Series D Redemption Date shall surrender the certificate or certificates representing such shares to the Corporation at the Corporation’s principal executive office on or before the applicable Series D Redemption Date, and thereupon the Corporation shall pay the Series D Redemption Price for such shares to be paid as described in Subsection C.1 in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired.

3. On or prior to each Series D Redemption Date, the Corporation shall deposit the Series D Redemption Price of all shares of the Series D Preferred Stock designated for redemption in the Company Series D Redemption Notice and not yet converted with a bank or trust company having aggregate capital and surplus in excess of $25,000,000 as a trust fund for the benefit of the holders of the shares designated for redemption. Any moneys deposited by the Corporation pursuant to this Subsection C.3 for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to Section E or Section G hereof shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Subsection C.3 remaining unclaimed at the expiration of one (1) year following the third and final Series D Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors, after which the holders of such shares called for redemption shall be entitled only to receive payment of the Series D Redemption Price from the Corporation.

C1. Redemption of Series C1 and C2 Preferred Stock.

1. At any time on or after the later of (a) October 15, 2021 or (b) the date upon which all shares of Series D Preferred Stock have been redeemed or converted, to the extent all shares of Series C1 Preferred Stock and Series C2 Preferred Stock have not been previously redeemed or converted, the holders of a majority of the shares of Series C1 Preferred Stock and Series C2 Preferred Stock then outstanding (the “Electing Series C Holders”), voting together as a separate class on as as-converted basis, may require the Corporation to redeem, subject to the provisions of this Section C1, all of the then outstanding shares of Series C1 Preferred Stock and Series C2 Preferred Stock in three (3) equal installments (each date on which such redemption occurs, a “Series C Redemption Date”); provided that the Corporation shall receive written notice (the “Series C Redemption Notice”) from the Electing Series C Holders requesting such redemption in accordance with this Section C1 and shall promptly provide a copy of the same to all other holders of Series C1 Preferred Stock and Series C2 Preferred Stock. Promptly following receipt by the Corporation of the Series C Redemption Notice, the Electing Series C

Holders and the Corporation shall set the initial Series C Redemption Date, such initial Series C Redemption Date to occur within thirty (30) days following receipt by the Corporation of the Series C Redemption Notice. The second Series C Redemption Date shall be ninety (90) days after the initial Series C Redemption Date and the third Series C Redemption Date shall be one hundred eighty (180) days after the initial Series C Redemption Date. The Corporation shall redeem such shares of Series C1 Preferred Stock and Series C2 Preferred Stock at a redemption price equal to the Series C1 Preference Amount or the Series C2 Preference Amount, as applicable, as of the applicable Series C Redemption Date (the “Series C Redemption Price”), from any source of funds legally available therefor, until all shares of Series C1 Preferred Stock and Series C2 Preferred Stock for which redemption has been so requested have been redeemed or converted. If no funds or insufficient funds are legally available at the time of any Series C Redemption Date to redeem all of the shares of Series C1 Preferred Stock and Series C2 Preferred Stock then due to be redeemed, then the Corporation shall redeem shares of Series C1 Preferred Stock and Series C2 Preferred Stock from holders thereof pro rata based upon the aggregate Series C Redemption Price of the shares to be redeemed, and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. Shares of Series C1 Preferred Stock and Series C2 Preferred Stock that are subject to redemption but that have not been redeemed and the Series C Redemption Price paid or set aside with respect thereto due to insufficient legally available funds shall continue to be entitled to the dividend, conversion and other rights, preferences, privileges and restrictions of such Series C1 Preferred Stock and Series C2 Preferred Stock until such shares have been redeemed and the Series C Redemption Price has been paid or set aside thereto. The Corporation shall not redeem, purchase or acquire for value any shares of Series B Preferred Stock or Junior Preferred Stock unless it first redeems all outstanding shares of Series D Preferred Stock, Series C1 Preferred Stock and Series C2 Preferred Stock.

2. At least twenty (20) calendar days prior to each Series C Redemption Date, written notice (the “Company Series C Redemption Notice”) shall be mailed, postage prepaid, by the Corporation to each holder of Series C1 Preferred Stock and Series C2 Preferred Stock to be redeemed on such Series C Redemption Date at its post office address last shown on the records of the Corporation, specifying the Series C Redemption Date, the Series C Redemption Price, the place at which payment may be obtained and the date on which such holder’s conversion rights as to such shares terminate, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C1 Preferred Stock and Series C2 Preferred Stock to be redeemed on the next Series C Redemption Date. On a Series C Redemption Date, the Series C Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after a Series C Redemption Date, unless there shall have been a default in payment of the Series C Redemption Price, all dividends on the Series C1 Preferred Stock and Series C2 Preferred Stock redeemed on such Series C Redemption Date shall cease to accrue, all rights of the holders of such shares as holders of the Series C1 Preferred Stock and Series C2 Preferred Stock of the Corporation (except the right to receive the Series C Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Each holder of shares of Series C1 Preferred Stock and Series C2 Preferred Stock to be redeemed on such Series C Redemption Date shall surrender the certificate or certificates representing such shares to the Corporation at the Corporation’s principal executive office on or before the applicable Series C Redemption Date, and thereupon the Corporation shall pay the Series C Redemption Price for such shares to be paid as described in Subsection C1.1 in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired.

3. On or prior to each Series C Redemption Date, the Corporation shall deposit the Series C Redemption Price of all shares of the Series C1 Preferred Stock and Series C2 Preferred Stock designated for redemption in the Company Series C Redemption Notice and not yet converted with a bank or trust company having aggregate capital and surplus in excess of $25,000,000 as a trust fund for the benefit of the holders of the shares designated for redemption. Any moneys deposited by the Corporation pursuant to this Subsection C1.3 for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to Section E or Section G hereof shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Subsection C1.3 remaining unclaimed at the expiration of one (1) year following the third and final Series C Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors, after which the holders of such shares called for redemption shall be entitled only to receive payment of the Series C Redemption Price from the Corporation.

C2. Redemption of Series B Preferred Stock.

1. At any time on or after the later of (a) October 15, 2021 or (b) the date upon which all shares of Series D Preferred Stock, Series C1 Preferred Stock and Series C2 Preferred Stock have been redeemed or converted, to the extent all shares of Series B Preferred Stock have not been previously redeemed or converted, the holders of a majority of the shares of Series B Preferred Stock then outstanding (the “Electing Series B Holders”), voting together as a separate class on as as-converted basis, may require the Corporation to redeem, subject to the provisions of this Section C2, all of the then outstanding shares of Series B Preferred Stock in three (3) equal installments (each date on which such redemption occurs, a “Series B Redemption Date”); provided that the Corporation shall receive written notice (the “Series B Redemption Notice”) from the Electing Series B Holders requesting such redemption in accordance with this Section C2 and shall promptly provide a copy of the same to all other holders of Series B Preferred Stock. Promptly following receipt by the Corporation of the Series B Redemption Notice, the Electing Series B Holders and the Corporation shall set the initial Series B Redemption Date, such initial Series B Redemption Date to occur within thirty (30) days following receipt by the Corporation of the Series B Redemption Notice. The second Series B Redemption Date shall be ninety (90) days after the initial Series B Redemption Date and the third Series B Redemption Date shall be one hundred eighty (180) days after the initial Series B Redemption Date. The Corporation shall redeem such shares of Series B Preferred Stock at a redemption price equal to the Series B Preference Amount as of the applicable Series B Redemption Date (the “Series B Redemption Price”), from any source of funds legally available therefor, until all shares of Series B Preferred Stock for which redemption has been so requested have been redeemed or converted. If no funds or insufficient funds are legally available at the time of any Series B Redemption Date to redeem all of the shares of Series B Preferred Stock then due to be redeemed, then the Corporation shall redeem shares of Series B Preferred Stock from holders thereof pro rata based upon the aggregate Series B Redemption Price of the shares to be redeemed, and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. Shares of Series B Preferred Stock that are subject to redemption but that have not been redeemed and the Series B Redemption Price paid or set aside with respect thereto due to insufficient legally available funds shall continue to be entitled to the dividend, conversion and other rights, preferences, privileges and restrictions of such Series B Preferred Stock until such shares have been redeemed and the Series B Redemption Price has been paid or set aside thereto. The Corporation shall not redeem, purchase or acquire for value any shares of Junior Preferred Stock unless it first redeems all outstanding shares of Series D Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B Preferred Stock.

2. At least twenty (20) calendar days prior to each Series B Redemption Date, written notice (the “Company Series B Redemption Notice”) shall be mailed, postage prepaid, by the Corporation to each holder of Series B Preferred Stock to be redeemed on such Series B Redemption Date at its post office address last shown on the records of the Corporation, specifying the Series B Redemption Date, the Series B Redemption Price, the place at which payment may be obtained and the date on which such holder’s conversion rights as to such shares terminate, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed on the next Series B Redemption Date. On a Series B Redemption Date, the Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after a Series B Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, all dividends on the Series B Preferred Stock redeemed on such Series B Redemption Date shall cease to accrue, all rights of the holders of such shares as holders of the Series B Preferred Stock of the Corporation (except the right to receive the Series B Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Each holder of shares of Series B Preferred Stock to be redeemed on such Series B Redemption Date shall surrender the certificate or certificates representing such shares to the Corporation at the Corporation’s principal executive office on or before the applicable Series B Redemption Date, and thereupon the Corporation shall pay the Series B Redemption Price for such shares to be paid as described in Subsection C2.1 in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired.

3. On or prior to each Series B Redemption Date, the Corporation shall deposit the Series B Redemption Price of all shares of the Series B Preferred Stock designated for redemption in the Company Series B Redemption Notice and not yet converted with a bank or trust company having aggregate capital and surplus in excess of $25,000,000 as a trust fund for the benefit of the holders of the shares designated for redemption. Any moneys deposited by the Corporation pursuant to this Subsection C2.3 for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to Section E or Section G hereof shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Subsection C2.3 remaining unclaimed at the expiration of one (1) year following the third and final Series B Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors, after which the holders of such shares called for redemption shall be entitled only to receive payment of the Series B Redemption Price from the Corporation.

C3. Redemption of Junior Preferred Stock.

1. At any time on or after the later of (a) October 15, 2021 or (b) the date upon which all shares of Series D Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B Preferred Stock have been redeemed or converted, to the extent all shares of Junior Preferred Stock have not been previously redeemed or converted, the holders of a majority of the shares of Junior Preferred Stock then outstanding (the “Electing Junior Holders”), voting together as a separate class on an as-converted basis, may require the Corporation to redeem, subject to the provisions of this Section C3, all of the then outstanding shares of Junior Preferred Stock in three (3) equal installments (each date on which such redemption occurs, a “Junior Redemption Date”); provided that the Corporation shall receive written notice (the “Junior Redemption Notice”) from the Electing Junior Holders requesting such redemption in accordance with this Section C3 and shall promptly provide a copy of the same to all other holders of Junior Preferred Stock. Promptly following receipt by the Corporation of the Junior Redemption Notice, the Electing Junior Holders and the Corporation shall set the initial Junior Redemption Date, such initial Junior Redemption Date to occur within thirty (30) days following receipt by the Corporation of the Junior Redemption Notice. The second Junior Redemption Date shall be ninety (90) days after the initial Junior Redemption Date and the third Junior Redemption Date shall be one hundred eighty (180) days after the initial Junior Redemption Date. The Corporation shall redeem such shares of Junior Preferred Stock at a redemption price equal to the applicable Junior Preference Amount as of the applicable Junior Redemption Date (the “Junior Redemption Price”), from any source of funds legally available therefor, until all shares of Junior Preferred Stock for which redemption has been so requested have been redeemed or converted. If no funds or insufficient funds are legally available at the time of any Junior Redemption Date to redeem all of the shares of Junior Preferred Stock then due to be redeemed, then the Corporation shall redeem shares of Junior Preferred Stock from holders thereof pro rata based upon the aggregate Junior Redemption Price of the shares to be redeemed, and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. Shares of Junior Preferred Stock that are subject to redemption but that have not been redeemed and the Junior Redemption Price paid or set aside with respect thereto due to insufficient legally available funds shall continue to be entitled to the dividend, conversion and other rights, preferences, privileges and restrictions of such Junior Preferred Stock until such shares have been redeemed and the Junior Redemption Price has been paid or set aside thereto.

2. At least twenty (20) calendar days prior to each Junior Redemption Date, written notice (the “Company Junior Redemption Notice”) shall be mailed, postage prepaid, by the Corporation to each holder of Junior Preferred Stock to be redeemed on such Junior

Redemption Date at its post office address last shown on the records of the Corporation, specifying the Junior Redemption Date, the Junior Redemption Price, the place at which payment may be obtained and the date on which such holder’s conversion rights as to such shares terminate, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Junior Preferred Stock to be redeemed on the next Junior Redemption Date. On a Junior Redemption Date, the Junior Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after a Junior Redemption Date, unless there shall have been a default in payment of the Junior Redemption Price, all dividends on the Junior Preferred Stock redeemed on such Junior Redemption Date shall cease to accrue, all rights of the holders of such shares as holders of the Junior Preferred Stock of the Corporation (except the right to receive the Junior Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Each holder of shares of Junior Preferred Stock to be redeemed on such Junior Redemption Date shall surrender the certificate or certificates representing such shares to the Corporation at the Corporation’s principal executive office on or before the applicable Junior Redemption Date, and thereupon the Corporation shall pay the Junior Redemption Price for such shares to be paid as described in Subsection C3.1 in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired.

3. On or prior to each Junior Redemption Date, the Corporation shall deposit the Junior Redemption Price of all shares of the Junior Preferred Stock designated for redemption in the Company Junior Redemption Notice and not yet converted with a bank or trust company having aggregate capital and surplus in excess of $25,000,000 as a trust fund for the benefit of the holders of the shares designated for redemption. Any moneys deposited by the Corporation pursuant to this Subsection C3.3 for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to Section E or Section G hereof shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Subsection C3.3 remaining unclaimed at the expiration of one (1) year following the third and final Junior Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors, after which the holders of such shares called for redemption shall be entitled only to receive payment of the Junior Redemption Price from the Corporation.

D. Voting.

1. General Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be reduced to the nearest whole number.

2. Protective Provisions.

(a) In addition to any other rights provided by law or as set forth in this Certificate of Incorporation, for so long as at least 500,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any Recapitalization affecting the Preferred Stock) remain outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the Requisite Preferred Stockholders, shall not (whether by merger, consolidation or otherwise):

(i) authorize or effect the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation;

(ii) authorize or effect any merger, consolidation or share exchange, or authorize or effect any other transaction which results in the holders of the Corporation’s capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Corporation’s capital stock after such transaction;

(iii) authorize, effect or undergo the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or its business;

(iv) authorize or effect the exclusive license or other acquisition of all or substantially all of the assets of another corporation, limited liability company or other business entity;

(v) authorize or effect the acquisition of all or substantially all of the outstanding capital stock, membership interests or other equity securities of another corporation, limited liability company or other business entity;

(vi) redeem, purchase or otherwise acquire for value, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, except for repurchases of shares from former employees, directors or consultants at the original issuance prices for such shares pursuant to agreements or arrangements approved by the Board of Directors;

(vii) authorize, declare or pay any dividend or distribution on any shares of capital stock other than the Preferred Stock;

(viii) authorize, issue or obligate itself to issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends, liquidation, conversion, voting or assets superior to or on a parity with any such preference or priority of the Series D Preferred Stock, the Series C1 Preferred Stock, Series C2 Preferred Stock or Series B Preferred Stock or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, liquidation, conversion, voting or assets superior to or on a parity with any such preference or priority of the Series D Preferred Stock, the Series C1 Preferred Stock, Series C2 Preferred Stock or Series B Preferred Stock;

(ix) reclassify any shares of Common Stock or other class or series of capital stock into shares having any preference or priority, or amend or modify the rights, preferences or privileges of any class or series of capital stock to grant any preference or priority, as to dividends, liquidation, conversion, voting or assets superior to or on a parity with any such preference or priority of the Series D Preferred Stock, the Series C1 Preferred Stock, Series C2 Preferred Stock or Series B Preferred Stock, or otherwise effect any other recapitalization of the Corporation;

(x) amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or Bylaws, each as amended from time to time, in a manner that materially and adversely affects the powers, preferences or rights of any series of Preferred Stock;

(xi) authorize or undertake any public offering of any securities of the Corporation other than in a Qualified Public Offering;

(xii) authorize any borrowing by the Corporation in excess of $250,000 or create any material lien or security interest on its properties or assets (other than as approved by a majority of the Corporation’s Board of Directors, including a majority of the directors appointed by the holders of the Preferred Stock pursuant to Subsection D.3 below);

(xiii) enter into or cause the Corporation to become subject to any agreement that would restrict the Corporation’s performance of its obligations under the terms of this Certificate of Incorporation or the Bylaws of the Corporation (as may be amended from time to time in accordance herewith);

(xiv) pursue any material business opportunities outside of the development, sales and marketing of pharmaceuticals and therapies;

(xv) hire (as an employee, officer, consultant or otherwise) any family member, or spouse thereof, of any stockholder or officer of the Corporation, unless such hiring has received the prior approval of each of the directors appointed by the holders of the Preferred Stock pursuant to Subsection D.3 below;

(xvi) form or acquire the securities of any new subsidiary;

(xvi) enter into, amend, waive, or cause any subsidiary to enter into, amend or waive, any provision of, or terminate, any agreement between any of the Company’s subsidiaries, or between the Company and any of its subsidiaries; or

(xvi) effect the sale of any subsidiary or any other material portion of the assets or equity held by the Company or its subsidiaries (considered as a group), the proceeds of which shall be distributed pursuant to Section B.

3. Election of Directors. The number of directors of the Corporation shall be set in accordance with the Corporation’s Bylaws. At each meeting of the stockholders held for the election of directors, or upon the taking of a written consent of stockholders for such purpose, the holders of the Preferred Stock shall be entitled, voting as a separate class, to elect six (6) members of the Board of Directors of the Corporation. The remaining directors of the Corporation shall be elected by the holders of the Preferred Stock and Common Stock, voting together as a single class. In the case of any vacancy (other than a vacancy caused by removal by vote of the stockholders in accordance with applicable law) in the office of a director occurring among the directors elected by the holders of a class of stock (if any) pursuant to this Subsection D.3, the remaining directors so elected by that class may, by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class of stock (if any) or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of the class of stock entitled to elect such director or directors in accordance with the Bylaws of the Corporation, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of a majority of that class of stock represented at a meeting or pursuant to written consent.

E. Conversion Rights.

Each share of Preferred Stock shall be convertible at the option of the holder thereof, at any time after the issuance of such share, into fully paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock into which each share of the Preferred Stock may be converted shall be determined by dividing the Series 1 Original Price, Series 2 Original Price, Series A Original Price, Series B Original Price, Series C1 Original Price, Series C2 Original Price or Series D Original Price, as applicable, by the Series 1 Conversion Price, Series 2 Conversion Price, Series A Conversion Price, Series B Conversion Price, Series C1 Conversion Price, Series C2 Conversion Price or Series D Conversion Price, respectively (determined as hereinafter provided), in effect at the time of the conversion.

1. Conversion Price. Before any adjustment is required pursuant to Section F hereof, (i) the conversion price of the Series 1 Preferred Stock (the “Series 1 Conversion Price”) shall be equal to $1.63 (ii) the conversion price of the Series 2 Preferred Stock (the “Series 2 Conversion Price”) shall be equal to $2.44, (iii) the conversion price of Series A Preferred Stock (the “Series A Conversion Price”) shall be equal to $2.44, (iv) the conversion price of the Series B Preferred Stock (the “Series B Conversion Price”) shall be equal to $2.80, (v) the conversion price of the Series C1 Preferred Stock (the “Series C1 Conversion Price”) shall be equal to $2.80; (vi) the conversion price of the Series C2 Preferred Stock (the “Series C2 Conversion

Price”) shall be equal to $6.82; and (vii) the conversion price of the Series D Preferred Stock (the “Series D Conversion Price”) shall be $9.06 (the Series D Conversion Price, together with the Series 1 Conversion Price, Series 2 Conversion Price, Series A Conversion Price, Series B Conversion Price, Series C1 Conversion Price and the Series C2 Conversion Price, each a “Conversion Price”).

2. Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation or accompanied by a written instrument or instruments of transfer (if required by it), accompanied by written notice stating that the holder elects to convert all or a number of such shares represented by the certificate or certificates. Such notice shall also state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date”. As promptly as practicable thereafter the Corporation shall issue and deliver to such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Subsection E.3 below. The holder shall be deemed to have become a stockholder of record on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

3. Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Corporation’s Board of Directors.

4. Payment of Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time use its best effort to obtain necessary director and stockholder approvals, in accordance with the laws of the State of Delaware, to increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding, and shall take all such actions as are necessary to increase such authorized amount of Common Stock upon obtaining such approvals. Before taking any action that would cause an adjustment reducing the Conversion Price of any series of Preferred Stock below the then-par value of the shares of Common Stock issuable upon the conversion such series of Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

6. Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Subsection F.1), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change.

7. Reorganizations, Mergers or Consolidations. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale treated as a Liquidating Event pursuant to Subsection B.3 above), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property that a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of Preferred Stock would have been entitled upon such consolidation, merger or sale; and in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions of Sections E and F with respect to the rights and interest thereafter of the holders of Preferred Stock, to the end that the provisions set forth in Sections E and F shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Preferred Stock.

8. Listing of Shares Issuable Upon Conversion. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

9. Valid Issuance. All shares of Common Stock that may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

10. No Dilution or Impairment. The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of Sections E and F and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

F. Adjustment of Conversion Price.

The Conversion Prices of the Preferred Stock shall be subject to adjustment from time to time as follows.

1. Stock Splits, Dividends and Combinations. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock or shall issue a dividend in Common Stock on its outstanding Common Stock without a corresponding subdivision of or dividend on the Preferred Stock, each Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall each be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock into a lesser number of shares of Common Stock without a corresponding combination of the Preferred Stock, each Conversion Price in effect immediately prior to such combination shall each be proportionately increased, concurrently with the effectiveness of such subdivision, dividend or combination, as the case may be.

2. Noncash Dividends, Stock Purchase Rights, Capital Reorganizations and Dissolutions. In case:

(a) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution, payable otherwise than in cash; or

(b) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

(c) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another person that is not a Liquidating Event or conveyance of all or substantially all of the assets of the Corporation to another person that is not a Liquidating Event;

then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for the Preferred Stock and to the holders of record of the outstanding Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

3. Issuances at Less than the Conversion Price. From and after the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware, upon the issuance or sale by the Corporation of:

(a) Common Stock for a consideration per share less than a Conversion Price in effect immediately prior to the time of such issue or sale; or

(b) any Stock Purchase Rights where the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than a Conversion Price in effect immediately prior to the time of the issue or sale of such Stock Purchase Rights; or

(c) any Convertible Securities where the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than a Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities;

other than an issuance of Common Stock pursuant to Subsections F.1, F.6 or F.7 hereof (any such issuance shall be referred to hereinafter as a “Dilutive Issuance”), then forthwith upon such issue or sale, such Conversion Price shall be reduced concurrently with such issue in order to increase the number of shares of Common Stock into which the applicable series of Preferred Stock is convertible to a price (calculated to the nearest cent) determined by the following formula:

CP1 = CP *	N + C N + AS

where:

CP1	=	the Conversion Price as so adjusted to reflect the Dilutive Issuance;

CP	=	the former Conversion Price immediately prior to the Dilutive Issuance;

N	=	the number of shares of Common Stock outstanding immediately prior to such issuance (or deemed issuance) assuming exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock;

C	=	the number of shares of Common Stock that the aggregate consideration received or deemed to be received by the Corporation for the total number of additional securities so issued or deemed to be issued would purchase if the purchase price per share were equal to the then existing Conversion Price;

AS	=	the number of shares of Common Stock so issued or deemed to be issued.

Notwithstanding the foregoing, no Conversion Price shall at such time be reduced if such reduction would be an amount less than $0.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

4. Defined Terms. For purposes of this Section F, the following provisions will be applicable.

(a) “Convertible Securities” shall mean evidences of indebtedness, shares of stock (including, without limitation, the Preferred Stock) or other securities that are, directly or indirectly, convertible into or exercisable or exchangeable for, with or without payment of additional consideration, shares of the Corporation’s capital stock, including Common Stock.

(b) “Stock Purchase Rights” shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

(c) Convertible Securities and Stock Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

5. Determination of Consideration. The aggregate consideration received or deemed to be received by the Corporation for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

(a) in the case of cash, the net amount received by the Corporation after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale;

(b) in the case of consideration other than cash, the value of such consideration, which shall not include the value of any Convertible Securities being converted or exchanged, as determined by the Board of Directors of the Corporation in good faith, after deducting any accrued interest or dividends; and

(c) with respect to the issuance of Stock Purchase Rights and Convertible Securities, the total consideration, if any, received by the Corporation as consideration for the issuance of the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends.

In the event of any change in (i) the consideration, if any, payable upon exercise of any Stock Purchase Rights or upon the conversion or exchange of any Convertible Securities, or (ii) the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, each Conversion Price as computed upon the original issue thereof shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, each Conversion Price then in effect shall forthwith be increased to the Conversion Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of any Conversion Price pursuant to this paragraph shall (A) increase such Conversion Price by an amount in excess of the adjustment originally made to such Conversion Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities, or (B) require any adjustment to the amount paid or number of shares of Common Stock received by any holder of Preferred Stock upon any conversion of any share of Preferred Stock prior to the date upon which such readjustment to such Conversion Price shall occur.

6. Exclusions for Adjustment for Issuances at Less than the Conversion Price. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Price in the case of: (a) the issuance or sale of shares or options to purchase such number of shares, or a combination of both, of the Common Stock to directors, officers, employees or consultants of the Corporation pursuant to stock options or stock purchase plans or agreements, whether “qualified” for tax purposes or not, pursuant to plans or arrangements approved by the Board of Directors; (b) the issuance of Common Stock upon conversion of the Preferred Stock; (c) the issuance of shares of capital stock by way of dividend or similar distribution on the Preferred Stock; (d) shares of Common Stock issued in a Qualified Public Offering; (e) the issuance of shares of capital stock, Convertible Securities or Stock

Purchase Rights issued pursuant to leasing, financing or other lending arrangements approved by a majority of the directors appointed by the holders of Preferred Stock (or, if no such directors are then in office, by the Requisite Preferred Stockholders); and (f) the issuance of any shares of capital stock, Convertible Securities or Stock Purchase Rights if the Requisite Preferred Stockholders waive any adjustment to the Conversion Prices (or any affected Conversion Price) pursuant to this Section F in connection with such issuance.

7. No Adjustment of Conversion Price. No adjustment in the Conversion Price for any series of Preferred Stock shall be made as the result of the issuance or sale of Common Stock, Stock Purchase Rights and/or Convertible Securities if the Corporation receives written notice from the holders of a majority of the then outstanding shares of such series of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance or sale of Common Stock, Stock Purchase Rights and/or Convertible Securities.

8. Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section F, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written notice at any time of any holder of Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment or readjustment, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s shares.

G. Mandatory Conversion.

1. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then-applicable conversion rate upon the occurrence of a closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation with gross proceeds of $50,000,000 or more (without accounting for any underwriters discounts or commissions) (a “Qualified Public Offering”). In addition, each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable conversion rate upon the affirmative vote of the Requisite Preferred Stockholders.

2. Upon the occurrence of either of the events specified in Subsection G.1 above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of all outstanding shares of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

3. Upon the automatic conversion of any Preferred Stock pursuant to Subsection G.1 above, all such converted Preferred Stock shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation.

ARTICLE VI

The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows.

A. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

B. Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors elected all or in part by the holders of Common Stock and on all matters submitted to a vote of holders of Common Stock. Except as otherwise required by the General Corporation Law of the State of Delaware or as set forth in this Certificate of Incorporation, any amendment or restatement thereof, or in any Certificate of Designation filed in accordance with the General Corporation Law of the State of Delaware, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to the stockholders for a vote.

C. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

D. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively, unless otherwise provided by law or this Certificate of Incorporation, any amendment or restatement thereof, or in any Certificate of Designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the designation of any series of Preferred Stock.

ARTICLE VII

Elections of directors may be, but shall not be required to be, by written ballot.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, subject to the provisions of this Certificate of Incorporation, including without limitation Section D.2. of Article V, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

ARTICLE IX

The Corporation is to have perpetual existence.

ARTICLE X

Subject to the provisions of Section D.2 of Article V above, notwithstanding the provisions of Section 242 of the Delaware General Corporation Law, as the same may be amended from time to time, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation, voting together as a single class, with each share of Preferred Stock being entitled to such number of votes per share as is provided in Section D.1 of Article V above.

ARTICLE XI

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no present or former director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XII

The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact such person is or was a director, officer or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

ARTICLE XIII

Subject to the provisions of Section D.2. of Article V, upon obtaining the requisite approval of the stockholders of the Corporation as required by the Delaware General Corporation Law, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

ARTICLE XIV

All provisions relating to any exchange, reclassification or cancellation of issued shares are set forth in this Certificate of Incorporation.

ARTICLE XV

Any shares of Preferred Stock redeemed, purchased, converted or otherwise acquired by the Corporation shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation. The Corporation shall use its best efforts promptly thereafter to amend this Certificate of Incorporation to effect the corresponding reduction in the Corporation’s capital stock.

ARTICLE XVI

Pursuant to Section 122(17) of the Delaware General Corporation Law, the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to the holders of Preferred Stock whose primary business is investment activities, or their affiliates (including, without limitation, any representative or affiliate of such holders of Preferred Stock serving on the Board of Directors, but excluding any person who is an employee or officer of the Corporation or any of its subsidiaries) (each an “Investor Party” and, collectively, the “Investor Parties”), unless such business opportunity is presented to, or otherwise comes into the possession of, an Investor Party in such Investor Party’s capacity as a member of the Board of Directors. Without limiting the foregoing renunciation, the Corporation (a) acknowledges that certain of the Investor Parties are in the business of making investments in, and have or may have investments in, other businesses similar to and that may compete with the businesses of the

Corporation (“Competing Businesses”) and (b) agrees that the Investor Parties shall have the unfettered right to make investments in other Competing Businesses independent of their investments in the Corporation.

ARTICLE XVII

The name and mailing address of the sole incorporator are as follows: Robert Schotzinger, M.D., Ph.D., c/o 4505 Emperor Blvd., Suite 300, Durham, NC 27703.

ARTICLE XVIII

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the corporation, or until their successors are duly elected and qualified, are:

Name	Mailing Address
Jeffrey Edwards	c/o 4505 Emperor Blvd., Suite 300, Durham, NC 27703

Robert Ingram	c/o 4505 Emperor Blvd., Suite 300, Durham, NC 27703

Robert Schotzinger, M.D., Ph.D.	c/o 4505 Emperor Blvd., Suite 300, Durham, NC 27703

S. Edward Torres	c/o 4505 Emperor Blvd., Suite 300, Durham, NC 27703

Andrew von Eschenbach, M.D.	c/o 4505 Emperor Blvd., Suite 300, Durham, NC 27703

G. Kelly Martin	c/o 4505 Emperor Blvd., Suite 300, Durham, NC 27703

Philip Tracy	c/o 4505 Emperor Blvd., Suite 300, Durham, NC 27703

*        *        *         *        *

IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this     day of            , 2016.

By:
Incorporator

30